Exhibit 1.1.a

                         ABN AMRO SCORS DEPOSITOR INC.

                       ABN AMRO SCORS TRUST CERTIFICATES

                             SERIES 200o-[ ] TRUST

                            UNDERWRITING AGREEMENT

                                                          [            ], 200_


ABN AMRO SCORS Depositor Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

          We (the "Underwriter") acting on our own behalf and as
representative of the underwriters named in Schedule I hereto, understand that ABN AMRO SCORS Depositor Inc. (the "Depositor"), a Delaware corporation, proposes to form a trust (the "Trust"), which will issue and sell a series (a "Series") of its Trust Certificates registered under the registration statement referred to in Section 1(a) hereof (the "Certificates"). The primary
assets (the "Primary Assets") of the Trust will be $[     ] aggregate principal
amount of [ ]% [floating rate] [publicly traded debt security due [ ]] [a pool of publicly issued [debt securities of various issuers]] [preferred securities of trusts organized to issue trust-originated preferred securities] [term preferred stock having an investment grade rating] [United States treasury securities] [debt securities of various United States government sponsored entities] [debt securities of various foreign government issuers] [issued by
[     ] [a pool of various domestic corporations, limited liability companies, banking organizations and insurance companies] [a trust or other legal entity organized under the laws of ______________ to issue trust preferred securities] [the United States] [various United States government sponsored entities ("GSEs")] [a pool of various foreign private issuers]]. The Certificates will evidence a proportionate undivided beneficial ownership interest in certain distributions of the Trust. The Certificates will be issued by the Trust, pursuant to a Standard Terms for Trust Agreements, dated
as of [ ], 200_ between the Depositor and [      ], as trustee (the "Trustee"),
as supplemented by a Series Supplement, dated as of [       ], 200_ (the
"Series Supplement" and, together with the Standard Terms, the "Trust
Agreement").



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            The Certificates shall have the following terms:


                                       Certificate
                     Number of           Interest       Final Scheduled
 Designation       Certificates           Rate         Distribution Date
----------------------------------------------------------------------------

 Class A-1               [ ]1            [ ]%1               [ ]

          This Agreement relates to 100% of the Class A-1 Certificates (the "Offered Certificates"). We may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive from us, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.

          Subject to the terms and conditions set forth or incorporated by reference herein, and in reliance upon the representations and warranties set forth in the document entitled "ABN AMRO SCORS Depositor Inc. -- ABN AMRO SCORS Trust Certificates -- Underwriting Agreement Basic Provisions," a copy of which is attached hereto (the "Basic Provisions"), we will offer the Offered Certificates to the public at a price equal to 100% of the face amount thereof.

          We will pay for the Offered Certificates upon delivery of such Certificates at our offices, at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, at 10:00 A.M. (New York City time) on [ ], 200_, or at such other time and place as we shall mutually agree (the "Closing Date"). The purchase price shall equal [ ]% of the par amount of the Offered Certificates.

          All of the provisions contained in the Basic Provisions are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions and the Trust Agreement are used herein as therein defined.

            Please accept this offer by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy, or by sending a written acceptance in the following form, to us at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055:

      "We hereby accept your offer, set forth in the Underwriting Agreement, dated [o], 200_, to purchase the Offered Certificates on the terms set forth therein."



--------------------
1 The Certificateholders will be entitled to receive, on [ ] and [ ] of each year, commencing on [ ] and ending on the Final Scheduled Distribution Date, interest distributions at a rate of [ ]% per annum on the outstanding principal amount of the Certificates. Each Certificate will have a par amount of $[ ].


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


                                    Very truly yours,

                                    ABN AMRO INCORPORATED,
                                    for itself and as Representative of the
                                    underwriters named in Schedule I hereto



                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


Agreed and Accepted:

ABN AMRO SCORS DEPOSITOR INC.


By:
   -------------------------
   Name:
   Title:

                         ABN AMRO SCORS Depositor Inc.
                         -----------------------------

                       ABN AMRO SCORS Trust Certificates


                    UNDERWRITING AGREEMENT BASIC PROVISIONS
                    ---------------------------------------

          The basic provisions set forth herein are intended to be incorporated by reference in an underwriting agreement (an "Underwriting Agreement") of the type referred to in Section 2 hereof. With respect to any particular Underwriting Agreement, the Underwriting Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as this "Agreement." Terms defined in the Underwriting Agreement and the Trust Agreement (as hereinafter defined) are used herein as therein defined.

          ABN AMRO SCORS Depositor Inc., a Delaware corporation (the "Depositor"), proposes to form a trust (each, a "Trust"), which will issue and sell a series (a "Series") of [ ] trust certificates registered under the registration statement referred to in Section 1(a) hereof (the "Certificates"). The Certificates will evidence a proportionate undivided beneficial ownership interest in certain distributions of the Trust. The Certificates will have the designations, denominations, interest rates, distribution dates, final scheduled distribution dates and selling prices set forth in the Underwriting Agreement.

          SECTION 1. Representations and Warranties of the Depositor. The Depositor represents, warrants and agrees that:

               (a) A registration statement on Form S-3 (No. 333-111489) with respect to the Offered Certificates has been prepared by the Depositor and filed with the Securities and Exchange Commission (the "Commission"), and complies as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, including Rule 415, and has become effective under the Act. As used in this Agreement, (i) "Preliminary Prospectus" means each prospectus included in that registration statement, or amendments or supplements thereof, before the registration statement became effective under the Act, including any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations; (ii) "Registration Statement" means that registration statement and all exhibits thereto, as amended or supplemented to the date of this Agreement; (iii) "Basic Prospectus" means the applicable prospectus included in the Registration Statement; and (iv) "Prospectus" means the Basic Prospectus, together with any prospectus supplement specifically relating to the Offered Certificates (a "Prospectus Supplement"), as filed with, or mailed for filing to, the Commission pursuant to paragraphs (b) or (c) of Rule 424 of the Rules and Regulations;

               (b) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and on the date of this Agreement, complied, and (in the case of any amendment or supplement to any such document filed with the Commission after the date as of which this representation is being made) will comply, as to form in all material respects, with the requirements of the Act, the Rules and Regulations; and the Registration Statement and the Prospectus do not, and (in the case of any amendment or supplement to any


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such document filed with the Commission after the date as of which this representation is being made) will not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that the Depositor makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor by the Underwriter specifically for inclusion therein;

               (c) The Depositor is not in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Depositor; the execution, delivery and performance of this Agreement and the Trust Agreement and the consummation of the transactions contemplated therein have been, and at the Closing Date (as defined in Section 4 hereof) the Trust Agreement pursuant to which the Offered Certificates will be issued, and other operative documents will have been authorized by all necessary corporate action and compliance by the Depositor with the provisions of this Agreement; the Offered Certificates and the Trust Agreement will not conflict with, or constitute a default under, any material agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Depositor or any order, rule or regulation of any court or governmental agency having jurisdiction over the Depositor or its properties; and, except as required by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement and each of the Trust Agreement;

               (d) Except as described in the Registration Statement and the Prospectus, there has not been any material adverse change or any adverse development that materially affects the Depositor from the dates as of which information is given in the Registration Statement and the Prospectus;

               (e) The Trust Agreement has been duly and validly authorized, executed and delivered by the Depositor and is a valid and legally binding obligation of the Depositor enforceable against the Depositor in accordance with each of its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors rights generally or by general principles of equity; and on the Closing Date,
(i) the Offered Certificates will have been validly authorized and, upon payment therefor as provided in this Agreement, will be validly issued and outstanding, and will constitute legally binding obligations of the Depositor entitled to the benefits of the Trust Agreement relating to the Offered Certificates and (ii) the Offered Certificates, the Trust Agreement and other operative documents will conform to the descriptions thereof contained in the Prospectus;

               (f) The Depositor has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on its business or properties;


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


               (g) Except as described in the Prospectus, there is no litigation or governmental proceeding pending or, to the knowledge of the Depositor, threatened against the Depositor that might result in any material adverse change in the financial condition, results of operation, business or prospects of the Depositor or that is required to be disclosed in the Registration Statement;

               (h) There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and that have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations, or that are required to be summarized in the Prospectus that are not so summarized; provided, however, that the Depositor makes no representation or warranty with respect to any contract or document, except this Agreement, to which any Underwriter is a party;

               (i) The Trust is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or under the control of an investment company;

               (j) At the Closing Date, the Offered Certificates will have been rated by a nationally recognized statistical rating agency (as such term is used in Rule 15c3-1 under the Exchange Act) in the certificate rating categories as described in the Prospectus relating to the Offered
Certificates.

               (k) This Agreement has been duly authorized, executed and delivered by the Depositor;

               (l) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid authorization, issuance and sale of the Certificates pursuant to this Agreement, and the Trust Agreement has been or will be taken or obtained on or prior to the Closing Date specified in the Trust Agreement;

               (m) At the applicable Closing Date, any assets included in the related Trust will meet the criteria for selection described in the Prospectus;

               (n) At the applicable Closing Date, the representations and warranties made by the Depositor in the Trust Agreement will be true and correct;

               (o) At the time of the execution and delivery of the Trust Agreement, the Depositor will be the beneficial owner of the Primary Assets being transferred to the Trustee pursuant thereto, free and clear of any lien or other encumbrance, and will not have assigned to any person any of its right, title or interest in the Primary Assets or in the Trust Agreement or the Offered Certificates being issued pursuant thereto; and

               (p) At the time of the execution and delivery of the Trust Agreement, the Depositor will have the power and authority to transfer the Primary Assets to the Trust and to transfer the Offered Certificates to the Underwriter and, upon execution and delivery to the Trustee of the Trust Agreement and delivery to the Underwriter of the Offered Certificates, the


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


Primary Assets constituting a portion of the Trust will have been duly and validly assigned to the Trust in accordance with the terms of the Trust Agreement.

          SECTION 2. Purchase and Sale. The obligation of the Underwriter to purchase, and the Trust to sell, the Offered Certificates is subject to the execution and delivery of the Underwriting Agreement, completed so as to specify the firm that will be the Underwriter (and the representation of the Underwriters, if more than one), the principal or notional amount, as applicable, of the Offered Certificates to be purchased by the Underwriter, the purchase price to be paid by the Underwriter for the Offered Certificates, the public offering price of the Offered Certificates, certain terms thereof and the Underwriter's compensation therefor and any terms of the Offered Certificates not already specified in the Trust Agreement (including, but not limited to, designations, denominations, interest rates and final scheduled distribution dates). The Underwriting Agreement will specify any details of the terms of the offering of Offered Certificates that, pursuant to the Rules and Regulations, should be reflected in a post-effective amendment to the Registration Statement or a Prospectus Supplement relating to the offering of the Offered Certificates.

          SECTION 3. Obligation to Deliver. The Trust shall not be obligated to deliver any of the Offered Certificates except upon payment for all the Offered Certificates to be purchased pursuant to this Agreement as hereinafter provided.

          SECTION 4. Closing. (a) Payment for the Offered Certificates shall be made at the location set forth in the Underwriting Agreement, by 11:00 A.M. New York City time, on the [fifth] business day following the date of the Underwriting Agreement, or at such other location, time and date as shall be agreed upon in the Underwriting Agreement or otherwise. This date and time are sometimes referred to as the "Closing Date;"

               (b) The Offered Certificates, in definitive form, duly executed and authenticated, shall at the direction of the Underwriter be delivered by the Depositor, for safekeeping, against delivery of a safekeeping receipt, to the Underwriter at the offices of the Underwriter in New York, New York, on the second business day prior to the Closing Date, registered in such names and denominations as the Underwriter shall request in writing at least four business days prior to the Closing Date. Upon notice given to the Depositor at least four business days prior to the Closing Date, the Depositor shall not deliver the Offered Certificates to the Underwriter for safekeeping on the business day prior to the Closing Date, but shall instead deliver the Offered Certificates to the Underwriter on the Closing Date for the account of the Underwriter against payment to or upon the order of the Depositor of the purchase price in Federal Reserve or other immediately available funds. Such Offered Certificates shall be made available for checking and packaging by the Underwriter not less than two business days prior to the Closing Date at such place in New York, New York, as the Underwriter and the Depositor may agree. Time shall be of the essence, and delivery at the times and places specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder; and

               (c) Notwithstanding the foregoing, if the Certificates are to be delivered through the facilities of The Depository Trust Company, the Certificates shall be registered in the name of Cede & Co. and delivered pursuant to separate instructions from the Underwriter to the Depositor.


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          SECTION 5. Covenants of the Depositor. The Depositor agrees:

               (a) To furnish promptly to the Underwriter and to counsel for the Underwriter one signed copy of the Registration Statement as originally filed with the Commission, and each amendment or supplement thereto filed prior to the date of the Underwriting Agreement or relating to or covering the Offered Certificates, and a copy of each Prospectus filed with the Commission, including all consents and exhibits filed therewith;

               (b) To deliver promptly to the Underwriter such number of conformed copies of the Registration Statement (excluding exhibits other than this Agreement) and each Prospectus as the Underwriter may reasonably request;

               (c) To file promptly with the Commission, during such period following the date of the Underwriting Agreement in which any Prospectus is required by law to be delivered, any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Depositor or the Underwriter, be required by the Act or requested by the Commission and approved by the Underwriter;

               (d) Prior to filing with the Commission during the period referred to in (c) above any amendment or supplement to the Registration Statement or any Prospectus, to furnish a copy thereof to the Underwriter and to counsel for the Underwriter, and the Depositor shall not file any such amendment or supplement to which the Underwriter shall reasonably object;

               (e) To advise the Underwriter promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Offered Certificates becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement or to any Prospectus (insofar as the amendment or supplement relates to or covers the Offered Certificates) or for any additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to any Prospectus or the initiation or threat of any such stop order proceeding, (iv) of receipt by the Depositor of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threat of any Proceeding for that purpose and (v) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or that requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading;

               (f) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

               (g) To make generally available to the holders of the Certificates (the "Certificateholders"), as soon as practicable, an earnings statement conforming with requirements of Section 11(a) of the Act and Rule 158 thereunder;

               (h) To endeavor to qualify the Offered Certificates for offer and sale under the securities laws of such jurisdictions as the Underwriter may reasonably request,


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


provided, however, that this Section 5(h) shall not obligate the Depositor or the Trust to file any general consent to service of process or to qualify to do business in any jurisdiction where they are now not qualified or as dealers in securities in any jurisdiction in which they are not so qualified;

               (i) To pay or cause to be paid (i) the costs incident in the preparation, printing and filing under the Act of the Registration Statement and any amendments thereof and supplements and exhibits thereto, (ii) the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, each Prospectus and any amendment or supplement to the Prospectus as provided in this Agreement; (iii) the costs of printing and distributing this Agreement, the Trust Agreement and other operative documents; (iv) the costs of filings, if any, with the National Association of Securities Dealers, Inc.; (v) fees paid to any rating agency in connection with the rating of the Offered Certificates; (vi) the fees and expenses of qualifying the Certificates under the securities laws of the several jurisdiction as provided in Section 5(h) hereof and of preparing and printing, if so requested by the Underwriter, a Preliminary Blue Sky Survey and Legal Investment Survey concerning the legality of the Certificates, including the Offered Certificates, as an investment (including fees and disbursements of counsel to the Underwriter in connection therewith); and (vii) all other costs and expenses incident to the performance of the Depositor's obligations under this Agreement; provided, however, that, except as provided in Section 9, the Underwriter shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Offered Certificates that they may sell and the expenses of advertising any offering of the Offered Certificates made by the Underwriter;

               (j) To cause the Trustee to appoint a firm of independent certified public accountants to perform the services and prepare the reports contemplated by the Series Supplement.

               (k) To file or cause the Trustee to file on behalf of the Trust, on a timely basis, any certifications, documents and any amendments thereof as may be required to be filed by it pursuant to the Exchange Act; and

               (l) To cause the Trustee while the Certificates are outstanding to:

          1. furnish to the Underwriter, as soon as available, copies of all reports filed with the Commission and copies of each notice published or mailed to holders of the Offered Certificates pursuant to the Trust Agreement; and

          2. furnish to the Underwriter, such other information with respect to the Trust or its financial condition or results of operations, as the Underwriter may reasonably request, including, but not limited to, information necessary or appropriate to the maintenance of a secondary market in the Offered Certificates.

          SECTION 6. Indemnification and Contribution.

               (a) The Depositor shall indemnify and hold harmless, each of its directors, each of its officers who signed the Registration Statement, the Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act from and


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


against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which any such director, officer, Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or any Prospectus or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and such controlling person for any legal and other expenses reasonably incurred by the Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Depositor by the Underwriter specifically for inclusion therein; and provided further that, as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter or any person controlling any Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Offered Certificates to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus, unless such failure resulted from non-compliance by the Depositor with Section 5(b). The foregoing indemnity is in addition to any liability that the Depositor may otherwise have to any Underwriter or any person or entity controlling such Underwriter.

               (b) The Underwriter shall indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement, and any person who controls the Depositor within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Depositor or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or any Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by the Underwriter specifically for inclusion therein, and shall reimburse the Depositor for any legal and other expenses reasonably incurred by the Depositor or any such director, officer or controlling person defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Depositor or any of its directors, officers or controlling persons.

               (c) Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this clause, notify the indemnifying party in writing of the claim or commencement of that action, provided that the


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


failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this clause for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided that the Underwriter shall have the right to employ counsel to represent the Underwriter, if (i) in the reasonable judgment of the Underwriter, there may be legal defenses available to the Underwriter different from or in addition to those available to the Depositor, or there is a conflict of interest between the Underwriter, on one hand, and the Depositor, on the other, or (ii) the Depositor shall fail to select counsel, and in such event the fees and expenses of such separate counsel shall be paid by the Depositor. In no event shall the Depositor be liable for the fees and expenses of more than one separate firm of attorneys for the Underwriter and the controlling persons in connection with any other action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

               (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to an indemnified party under Section 6(a) or 6(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriter on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriter on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriter with respect to such offering, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Depositor and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if several underwriters represented by the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be


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deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint.

               (e) The indemnity agreements contained in this Section and the representations, warranties and agreements of the Depositor in Section 1 and
Section 5 hereof, shall survive the delivery of the Offered Certificates, and the provisions of this Section and of Section 5(j) shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

          SECTION 7. Conditions to Underwriter's Obligations. The obligations of the Underwriter under this Agreement may be terminated by the Underwriter, in its absolute discretion by notice given to and received by the Depositor prior to the delivery of and payment for the Offered Certificates, if, during the period beginning on the date of this Agreement to and including the Closing Date, (a) trading in securities generally on the New York Stock Exchange, Inc., the American Stock Exchange or the over-the-counter market is suspended or minimum prices are established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or (b) a banking moratorium is declared by Federal or New York State authorities, or (c) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (d) any rating of the Offered Certificates shall be lowered by the nationally recognized statistical rating agency (as such term is used in Rule 15c3-1 under the Exchange Act) that initially rated the Certificates, or (e) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it in each of the instances set forth in clauses (a), (b), (c), (d) and (e) herein, in the sole discretion of the Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

          SECTION 8. Additional Conditions to Underwriter's Obligations. The obligations of the Underwriter under this Agreement with respect to the Offered Certificates are subject to the accuracy, on the date of this Agreement and on the Closing Date, of the representations and warranties of the Depositor contained herein, to the performance by the Depositor of its obligations hereunder, and to each of the following additional terms and conditions applicable to the Offered Certificates:

               (a) At or before the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with; and after the date of this Agreement the Depositor shall not have filed with the Commission any amendment or supplement to the Registration Statement or any Prospectus to which the Underwriter shall have reasonably objected;

               (b) The Underwriter shall not have discovered and disclosed to the Depositor on or prior to the Closing Date that the Registration Statement or any Prospectus contains an untrue statement of a fact that, in the opinion of counsel to the Underwriter, is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading;

               (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Certificates, the Trust Agreement, other operative documents and the form of the Registration Statement, each Prospectus (other than financial statements and other financial data, if any) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to Sidley Austin Brown & Wood LLP as counsel for the Underwriter and the Depositor, and the Depositor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters;

               (d) Counsel to the Depositor shall have furnished to the Underwriter their opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter;

               (e) Counsel to the Trustee shall have furnished to the Underwriter their opinion, dated as of the applicable Closing Date, in form and substance satisfactory to the Underwriter;

               (f) The Underwriter shall have received such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Depositor, the validity of the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Depositor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

               (g) The Underwriter shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Depositor as the Underwriter may request, dated the applicable Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Depositor in this Agreement are true and correct; (ii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; (iv) subsequent to the respective dates as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs of the Depositor; (v) except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or, to their knowledge, threatened, which could have a material effect upon the Depositor or upon the transactions contemplated by this Agreement; and (vi) attached thereto are true and correct copies of a letter from the rating agency or agencies rating the Certificates subject to this Agreement confirming that, unless otherwise specified in the applicable Underwriting Agreement that the Certificates have been rated in the same rating categories established by such agency or agencies as the rating of the Underlying Securities and that such rating has not been lowered since the date of such letter;

               (h) If applicable, the Underwriter shall have received letters dated the Closing Date from counsel rendering opinions to any nationally recognized statistical rating organization rating the Certificates, to the effect that the Underwriter may rely upon their opinion to such rating organization, as if such opinion were rendered to the Underwriter;

               (i) The Underwriter shall have received a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the applicable Closing Date, as to the due acceptance of the Trust Agreement by the Trustee and the due authorization and delivery of the Certificates by the Trustee thereunder; and

               (j) The Depositor will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriter.

          SECTION 9. Reimbursement of Underwriter. If the sale of the Offered Certificates shall not be consummated because any condition to the Underwriter's obligations set forth in Section 7 or Section 8 hereof is not satisfied or because of any refusal, inability or failure on the part of the Depositor to perform any agreement herein or comply with any provision hereof other than by reason of default of the Underwriter, the Depositor shall reimburse the Underwriter for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred in connection with this Agreement and the proposed purchase of the Offered Certificates and, upon demand the Depositor shall pay the full amount thereof to the Underwriter.

          SECTION 10. Notices. The Depositor shall be entitled to act and rely upon any request, consent, notice or agreement by ABN AMRO Incorporated as, or on behalf of, the Underwriter. Any notice by the Depositor to the Underwriter shall be sufficient if given in writing or in writing by an electronic facsimile addressed to ABN AMRO Incorporated, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention of the Legal Department, and any notice by the Underwriter to the Depositor shall be sufficient if given in writing addressed to the Depositor at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention of the Secretary.

          This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriters and the Depositor and their respective successors. This Underwriting Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Underwriting Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Underwriting Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision contained herein.

          SECTION 11. Definition of the Term "Business Day". For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

          SECTION 12. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Underwriting Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

          SECTION 13. Counterparts. This Agreement may be executed in one or more counterparts, and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

          SECTION 14. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.

                                  Schedule I


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                                           Number of Certificates
Underwriter                                    To be Purchased
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ABN AMRO Incorporated                                [o]
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[ABN AMRO Financial Securities, Inc.]                [o]
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Total                                                [o]

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